Exhibit 99.1

COINSTAR, INC. ANNOUNCES 2011 FOURTH QUARTER AND FULL YEAR RESULTS

Company Drives 33.2% Revenue Growth and $1.00 EPS in Fourth Quarter;

Expects Revenue to Top $2.2 Billion in 2012

2012 Initiatives Include Joint Venture with Verizon to Offer New Video Entertainment Choice

Company Announces Agreement to Acquire NCR’s DVD Business Assets

BELLEVUE, Wash.—Feb. 6, 2012—Coinstar, Inc. (Nasdaq: CSTR) today announced financial results for the fourth quarter and full year ended December 31, 2011.

“Our strong finish in the fourth quarter capped a great year for Coinstar, including revenue over $1.8 billion, diluted EPS of $3.61 per share and free cash flow over $227 million,” said Paul Davis, chief executive officer of Coinstar, Inc. “The strength of our core businesses provides a solid foundation that enables us to focus on key growth initiatives in 2012, including our joint venture with Verizon that was announced earlier today. We are delighted to be partnering with Verizon to offer consumers affordable entertainment in both physical and streaming formats and look forward to launching our service in the second half of the year.”

Davis continued, “We also are very pleased to announce the acquisition of the assets of NCR’s DVD business and the opportunity to work with NCR as we develop our portfolio of innovative, self-service concepts.”

The acquisition is subject to Hart-Scott-Rodino Antitrust Improvement Act (HSR) review. Assuming HSR approval, the company expects the transaction to close no later than the third quarter of 2012.

Financial highlights for the 2011 fourth quarter and full year included:

	2011 Fourth Quarter	2011 Full Year

• Revenue	$520.5 million	$1,845.4 million

• Operating income	$54.7 million	$209.9 million

• Adjusted EBITDA from continuing operations (See Appendix A)	$100.4 million	$373.0 million

• Diluted earnings per share from continuing operations	$1.00	$3.61

• Net cash flows from operating activities from continuing operations	$144.9 million	$406.5 million

• Free cash flow from continuing operations (See Appendix A)	$100.4 million	$227.3 million

“Our results underscore our ability to grow our core businesses profitably and generate substantial free cash flow at the same time,” said J. Scott Di Valerio, chief financial officer of Coinstar, Inc. “We are very pleased with the operational performance throughout the organization in 2011 and will continue to focus on the processes that drive success. Moving forward we are confident in our ability to execute enabling us to generate positive cash flows even as we fund our organic growth and strategic initiatives.”

Revenue for the fourth quarter of 2011 increased 33.2% to $520.5 million compared with the fourth quarter of 2010, driven primarily by Redbox revenue growth of 39.5% to $445.6 million primarily reflecting new kiosk installations, strong performance of new release titles, and consumer acceptance of the price increase implemented October 31, 2011. Coin revenue grew 4.8% to $74.4 million, reflecting growth in same store sales.

Operating income for the fourth quarter of 2011 was $54.7 million, which resulted in an operating margin of 10.5%, compared with operating income of $43.2 million and an operating margin of 11.0% in the fourth quarter of 2010.

Income from continuing operations for the fourth quarter of 2011 was $31.5 million, or diluted earnings per share from continuing operations of $1.00, an increase in diluted earnings per share of 47.1% compared with $22.4 million, or $0.68 per share, in the fourth quarter of 2010.

For the 2011 full year revenue was $1,845.4 million, an increase of 28.5% compared with 2010. Operating income for 2011 was $209.9 million, which resulted in an operating margin of 11.4%, compared with operating income of $143.2 million and an operating margin of 10.0% in 2010. Income from continuing operations for 2011 was $115.0 million, or diluted earnings per share of $3.61, an increase in diluted earnings per share of 77.8% compared with income from continuing operations of $65.9 million, or $2.03 per share, in 2010.

Net cash flows from operating activities from continuing operations in the fourth quarter of 2011 was $144.9 million, compared with $87.0 million in the fourth quarter of 2010. Cash paid for capital expenditures for continuing operations for the fourth quarter of 2011 was $44.5 million, compared with $38.4 million in the fourth quarter of 2010. Free cash flow from continuing operations for the fourth quarter of 2011 was $100.4 million, compared with $48.6 million in the fourth quarter of 2010.

Guidance

Coinstar’s guidance includes financial measures related to core and non-core activities. The core financial measures are non-GAAP financial measures as they exclude certain items related to non-core activities. Definitions of these terms are provided in Appendix A.

For the 2012 full year, Coinstar management expects:

•	Consolidated revenue between $2.075 billion and $2.250 billion;

•	Core adjusted EBITDA from continuing operations between $425 million and $460 million;

•	Core EPS between $3.80 and $4.30 on a fully diluted basis; and

•	Free cash flow from continuing operations between $120 million and $145 million.

For the 2012 first quarter, Coinstar management expects:

•	Consolidated revenue between $530 million and $555 million;

•	Core adjusted EBITDA from continuing operations between $94 million and $104 million; and

•	Core EPS between $0.76 and $0.91 on a fully diluted basis.

Additional Information

Coinstar has provided additional comments on guidance in prepared remarks that also review the company’s 2011 operating and financial results and 2012 initiatives. The prepared remarks are posted on the Investor Relations section of the corporate website at www.coinstarinc.com along with this press release and the fourth quarter Investor Update.

Conference Call

Paul Davis and J. Scott Di Valerio will host a conference call today at 2:00 p.m. PST (5:00 p.m. EST) to answer questions related to the company’s business performance, financial results, guidance, and recent announcements. The conference call will be webcast live and archived on the Investor Relations section of Coinstar’s website. A recording of the call will be available through February 20, 2012, at 888-286-8010 or 617-801-6888, passcode 94593099.

About Coinstar, Inc.

Coinstar, Inc. (Nasdaq: CSTR) is a leading provider of automated retail solutions offering convenient services that make life easier for consumers and drive incremental traffic and revenue for retailers. The company’s core automated retail businesses include the well-known Redbox® self-service DVD and video game rental and Coinstar® self-service coin-counting brands. The company has approximately 35,400 DVD kiosks and 20,200 coin-counting kiosks in supermarkets, drug stores, mass merchants, financial institutions, convenience stores, and restaurants. For more information, visit www.coinstarinc.com.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar, Inc.’s anticipated growth and future operating results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., Redbox, Verizon, or NCR, as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to, competition from other digital entertainment providers, the ability to achieve the strategic and financial objectives for our entry into a new business, our limited ability to direct the management or policies of the new joint venture, the ability to gain government approval for the NCR asset acquisition or acquire all of the desired assets in such transaction, failure to receive the expected benefits of the NCR relationship, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers and suppliers, payment of increased fees to retailers, suppliers and other third-party providers, the inability to receive delivery of DVDs on the date of their initial release to the general public, or shortly thereafter, for home entertainment viewing, the effective management of our DVD inventory, the ability to attract new retailers, penetrate new markets and distribution channels and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

###

(Financial Statements Follow)

Contacts:

Media:

Marci Maule

Director of Public Relations

425-943-8277

marci.maule@coinstar.com

Financial Analysts and Investors:

Rosemary Moothart

Director of Investor Relations

425-943-8140

rosemary.moothart@coinstar.com

Appendix A

Use of Non-GAAP Financial Measures

Non-GAAP measures may be provided as a complement to results provided in accordance with United States generally accepted accounting principles (“GAAP”). Non-GAAP measures are not a substitute for measures computed in accordance with GAAP. The definitions of such non-GAAP measures are provided below to allow the reader to reconcile non-GAAP data to that presented in accordance with GAAP. Our non-GAAP measures may be different from the presentation of financial information by other companies.

Adjusted EBITDA from continuing operations is defined as earnings before net interest expense, income taxes, depreciation, amortization and certain other non-cash charges, including the write-off from early retirement of debt and share-based expenses from continuing operations. We believe adjusted EBITDA from continuing operations is an important non-GAAP measure as it provides additional information to users of the financial statements regarding our ability to service, incur or pay down indebtedness. In addition, management uses this non-GAAP measure internally to evaluate performance and manage operations. The table below provides a reconciliation of the most comparable GAAP measure, income from continuing operations, to adjusted EBITDA from continuing operations.

	Three Months Ended December 31,		Twelve Months Ended December 31,
Dollars in thousands	2011	2010	2011	2010
Income from continuing operations	$31,522	$22,415	$114,951	$65,894
Depreciation, amortization, and other	39,245	31,318	148,218	126,992
Interest expense, net	4,944	7,673	23,822	34,705
Income taxes	17,862	13,668	69,777	43,032
Share-based payments expense (1)	6,849	5,140	16,211	16,016

Adjusted EBITDA from continuing operations	$100,422	$80,214	$372,979	$286,639

(1)	Includes both non-cash share-based compensation for executives, non-employee directors and employees as well as share-based payments for content arrangements.

Free cash flow from continuing operations is defined as net cash provided by operating activities from continuing operations after cash paid for capital expenditures for continuing operations. We believe free cash flow is an important non-GAAP measure as it provides additional information to users of the financial statements regarding our ability to service, incur or pay down indebtedness and repurchase our common stock. The table below provides a reconciliation of the most comparable GAAP measure, net cash flows from operating activities from continuing operations, to free cash flow from continuing operations.

	Three Months Ended December 31,		Twelve Months Ended December 31,
Dollars in thousands	2011	2010	2011	2010
Net cash provided by operating activities from continuing operations	$144,877	$86,994	$406,516	$315,619
Purchase of property and equipment	(44,457)	(38,373)	(179,236)	(170,847)

Free cash flow from continuing operations	$100,420	$48,621	$227,280	$144,772

Use of Core Non-GAAP Financial Measures in 2012 Guidance

We believe investors should consider our core results because they are more indicative of our ongoing performance and trends and are more consistent with how management evaluates our operational results and trends.

Core adjusted EBITDA from continuing operations is defined as earnings before net interest expense, income taxes, depreciation, amortization and certain other non-cash charges, including the write-off from early retirement of debt, and share-based expenses from continuing operations, as well as before non-core adjustments, which are net of applicable taxes and primarily include acquisition expenses, such as advisor fees and closing costs, and non-recurring gain/loss related to the formation of our joint venture with Verizon, as well as gains/(losses) from equity investments, which represent our share of income from entities we do not consolidate or control.

Core EPS is defined as earnings per share from continuing operations excluding non-core adjustments, which are net of applicable taxes and primarily include acquisition expenses and non-recurring gains/losses related to the formation of our joint venture with Verizon, as well as gain/(loss) from equity investments.

COINSTAR, INC.

CONSOLIDATED STATEMENTS OF NET INCOME

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2011	2010	2011	2010

Revenue	$520,455	$390,756	$1,845,372	$1,436,421

Expenses:
Direct operating	365,664	278,737	1,283,351	1,000,941
Marketing	8,307	7,461	29,004	23,836
Research and development	4,018	2,509	11,557	7,437
General and administrative	48,562	27,576	163,357	128,629
Depreciation and other	38,560	30,633	145,478	123,687
Amortization of intangible assets	685	685	2,740	3,305
Litigation settlement	—	—	—	5,379

Total expenses	465,796	347,601	1,635,487	1,293,214

Operating income	54,659	43,155	209,885	143,207

Other income (expense):
Foreign currency and other, net	(331)	601	(1,335)	424
Interest income	961	24	2,161	159
Interest expense	(5,905)	(7,697)	(25,983)	(34,864)

	(5,275)	(7,072)	(25,157)	(34,281)

Income from continuing operations before income taxes	49,384	36,083	184,728	108,926
Income tax expense	(17,862)	(13,668)	(69,777)	(43,032)

Income from continuing operations	31,522	22,415	114,951	65,894
Income (loss) from discontinued operations, net of tax	—	(10,721)	(11,068)	(14,886)

Net income	$31,522	$11,694	$103,883	$51,008

Basic earnings (loss) per share attributable to Coinstar, Inc.:
Continuing operations	$1.04	$0.72	$3.76	$2.11
Discontinued operations	—	(0.34)	(0.36)	(0.48)

Basic earnings per share attributable to Coinstar, Inc.	$1.04	$0.38	$3.40	$1.63

Diluted earnings (loss) per share attributable to Coinstar, Inc.:
Continuing operations	$1.00	$0.68	$3.61	$2.03
Discontinued operations	—	(0.33)	(0.35)	(0.46)

Diluted earnings per share attributable to Coinstar, Inc.	$1.00	$0.35	$3.26	$1.57

Weighted average shares used in basic per share calculations	30,261	30,981	30,520	31,268
Weighted average shares used in diluted per share calculations	31,605	33,052	31,869	32,397

COINSTAR, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	December 31, 2011	December 31, 2010
Assets
Current Assets:
Cash and cash equivalents	$341,855	$183,416
Accounts receivable, net of allowances of $1,586 and $1,131	41,246	25,958
Content library	142,386	140,324
Deferred income taxes	101,341	13,644
Prepaid expenses and other current assets	25,274	14,736
Assets of business held for sale	—	110,316

Total current assets	652,102	488,394

Property and equipment, net	499,178	444,687
Notes receivable	24,374	—
Deferred income taxes	647	59,696
Goodwill and other intangible assets	274,583	277,322
Other long-term assets	17,066	12,612

Total assets	$1,467,950	$1,282,711

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$175,550	$161,551
Accrued payable to retailers	127,450	96,764
Other accrued liabilities	148,996	108,422
Current callable convertible debt	—	173,146
Current portion of long-term debt	13,986	7,523
Current portion of capital lease obligations	12,057	17,233
Liabilities of business held for sale	—	68,662

Total current liabilities	478,039	633,301

Long-term debt and other long-term liabilities	359,288	167,261
Capital lease obligations	11,768	12,158
Deferred tax liability	87,840	15

Total liabilities	936,935	812,735

Commitments and contingencies	—	—
Debt conversion feature	—	26,854

Stockholders’ Equity:
Preferred stock, $0.001 par value—5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value—60,000,000 and 45,000,000 authorized; 35,251,932 and 34,813,203 shares issued; 30,879,778 and 31,815,085 shares outstanding	481,249	434,169
Treasury stock	(153,425)	(90,076)
Retained earnings	205,862	101,979
Accumulated comprehensive loss	(2,671)	(2,950)

Total stockholders’ equity	531,015	443,122

Total liabilities and stockholders’ equity	$1,467,950	$1,282,711

COINSTAR, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2011	2010	2011	2010
Operating Activities:
Net income	$31,522	$11,694	$103,883	$51,008
Adjustments to reconcile net income to net cash flows from operating activities from continuing operations:
Depreciation and other	38,560	30,633	145,478	123,687
Amortization of intangible assets and deferred financing fees	1,216	1,194	5,182	5,338
Share-based payments expense	6,849	5,140	16,211	16,016
Excess tax benefits on share-based payments	(40)	(597)	(2,471)	(6,887)
Deferred income taxes	13,161	22,115	60,076	41,395
Loss (income) from discontinued operations, net of tax	—	10,721	11,068	14,886
Non-cash interest on convertible debt	1,694	1,560	6,551	6,037
Other	1,346	302	1,496	666
Cash flows from changes in operating assets and liabilities from continuing operations:	50,569	4,232	59,042	63,473

Net cash flows from operating activities from continuing operations	144,877	86,994	406,516	315,619

Investing Activities:
Purchases of property and equipment	(44,457)	(38,373)	(179,236)	(170,847)
Proceeds from sale of property and equipment	143	111	695	1,143
Proceeds from sale of businesses, net	(4,001)	539	8,220	26,617
Equity investment	(2,592)	—	(4,912)	—

Net cash flows from investing activities from continuing operations	(50,907)	(37,723)	(175,233)	(143,087)

Financing Activities:
Principal payments on capital lease obligations and other debt	(6,057)	(8,109)	(28,202)	(36,312)
Borrowing from term loan	—	—	175,000	—
Principal payments on term loan	(2,188)	—	(4,375)	—
Net payment on revolving line of credit	—	—	(150,000)	(75,000)
Financing costs associated with credit facility and convertible debt	—	—	(4,196)	—
Excess tax benefits related to share-based payments	40	597	2,471	6,887
Repurchases of common stock and ASR program	—	—	(63,349)	(49,245)
Proceeds from exercise of stock options	1,079	3,665	3,261	31,624

Net cash flows from financing activities from continuing operations	(7,126)	(3,847)	(69,390)	(122,046)

Effect of exchange rate changes on cash	(289)	(685)	(454)	(637)

Increase in cash and cash equivalents from continuing operations	86,555	44,739	161,439	49,849

Cash flows from discontinued operations:
Operating cash flows	—	(17,578)	9,678	(9,524)
Investing cash flows	—	9,533	(12,678)	(2,600)
Financing cash flows	—	—	—	(166)

	—	(8,045)	(3,000)	(12,290)

Increase in cash and cash equivalents	86,555	36,694	158,439	37,559
Cash and cash equivalents:
Beginning of period	255,300	146,722	183,416	145,857

End of period	$341,855	$183,416	$341,855	$183,416

Coinstar, Inc.

Business Segment Information

(in thousands)

(unaudited)

During the first quarter of 2011, we added a segment, New Ventures, to our existing segments, Redbox, formerly named DVD Services, and Coin, formerly named Coin Services, to reflect changes in how our chief executive officer manages our businesses and allocates resources for the future growth of the company.

As a complement to our Consolidated Statements of Net Income, we are providing the following information related to our business segments, which includes segment operating income (loss). Management, including our chief executive officer, evaluates the performances of our business segments primarily on segment revenue and segment operating income from continuing operations before depreciation, amortization and other, and certain share-based payments (“segment operating income”). We utilize segment revenue and segment operating income because we believe they provide useful information for effectively allocating resources among business segments, evaluating the health of our business segments based on metrics that management can actively influence, and gauging our investments and our ability to service, incur or pay down debt.

	Three Months Ended December 31,		Twelve Months Ended December 31,
Dollars in thousands	2011	2010	2011	2010
Revenue:
Redbox	$445,591	$319,397	$1,561,598	$1,159,709
Coin	74,448	71,033	282,382	275,982
New Ventures	416	326	1,392	730

Consolidated revenue	$520,455	$390,756	$1,845,372	$1,436,421

Segment operating income reconciled to GAAP operating income

	Three Months Ended December 31,		Twelve Months Ended December 31,
Dollars in thousands	2011	2010	2011	2010
Segment operating income (loss) (1)
Redbox (2)	$76,595	$53,734	$284,932	$190,850
Coin	25,678	25,382	100,966	96,317
New Ventures	(6,068)	(2,560)	(17,815)	(8,223)

Subtotal	96,205	76,556	368,083	278,944

Depreciation, amortization and other:
Redbox	30,062	23,503	115,430	93,445
Coin	9,176	7,632	31,922	29,721
New Ventures	7	183	866	3,826

Total depreciation, amortization and other	39,245	31,318	148,218	126,992

Share-based compensation expense	2,301	2,083	9,980	8,745

Operating income (loss):
Redbox	46,533	30,231	169,502	97,405
Coin	16,502	17,750	69,044	66,596
New Ventures	(6,075)	(2,743)	(18,681)	(12,049)
Share-based compensation expense	(2,301)	(2,083)	(9,980)	(8,745)

Total operating income	$54,659	$43,155	$209,885	$143,207

(1)	Operating income (loss) before depreciation, amortization and other, and share-based compensation expense
(2)	Share-based payments expense related to our content arrangements have been allocated to our Redbox segment